Exhibit 99.1

Vertex Announces Second Quarter 2022 Financial Results

KING OF PRUSSIA, PA – August 9, 2022: Vertex, Inc. (NASDAQ: VERX) (“Vertex” or the “Company”), a leading global provider of indirect tax solutions, today announced financial results for its second quarter ended June 30, 2022.

“I’m incredibly proud of the entire global Vertex team for delivering another quarter of strong performance and topline growth,” said David DeStefano, Vertex Chief Executive Officer. “Our results reflect our commitment to helping customers around the world accelerate commerce and business growth.”

Second Quarter 2022 Financial Results

●	Total revenues of $119.3 million, up 13.7% year-over-year.
●	Software subscription revenues of $101.1 million, up 12.8% year-over-year.
●	Cloud revenues of $40.2 million, up 25.4% year-over-year.
●	Annual Recurring Revenue (“ARR”) was $398.1 million in the second quarter, up 18.4% year-over-year. On a sequential basis, the ARR growth rate decreased slightly from 18.9% in the first quarter of 2022, as we have now lapped the acquisition of Taxamo in last year’s second quarter. Accordingly, on an organic basis, ARR in the second quarter was up 18.0% year-over-year, an increase from 17.2% growth in the first quarter.
●	Average Annual Revenue per direct customer (“AARPC”) was $93,850 at June 30, 2022, compared to $80,500 at June 30, 2021 and $89,700 at March 31, 2022.
●	Net Revenue Retention (“NRR”) was 110% in the second quarter of 2022, an increase from 106% for the quarter ended June 30, 2021 and in line with the first quarter of 2022.
●	Gross Revenue Retention (“GRR”) was 96% in the second quarter of 2022. This is consistent with prior performance which has averaged 94 to 96%.
●	Loss from operations of $(4.3) million, compared to a loss of $(1.5) million for the same period prior year. Non-GAAP operating income of $14.6 million, compared to $16.3 million for the same period prior year.
●	Net loss of $(5.5) million, compared to net income of $0.8 million for the same period prior year.
●	Net loss per basic and diluted Class A and Class B share of $(0.04) for 2022 compared to net income of $0.01 for the same period prior year.
●	Non-GAAP net income of $10.3 million and Non-GAAP diluted EPS of $0.06.
●	Adjusted EBITDA of $17.8 million, compared to $19.2 million for the same period prior year. Adjusted EBITDA margin of 14.9%, compared to 18.3% for the same period prior year.
●	Direct customers at June 30, 2022 were 4,242, which was consistent with March 31, 2022. We use channel partners to sell and service small business customers through our one-to-many channel strategy. These indirect customers would increase our total customer count by 266 at June 30, 2022 and 239 at March 31, 2022.

John Schwab, Chief Financial Officer, stated, “Second quarter financial metrics demonstrated strong progress with continued healthy revenue growth, increased net revenue retention, and higher average annual revenue per direct customer. We are also reinvesting in our business by building our research and development capabilities, expanding our go-to-market organization, and upgrading our corporate infrastructure. These investments are well underway and expected to help us capitalize on future growth opportunities and drive additional operating leverage.”

Definitions of certain key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most directly comparable GAAP financial measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Recent Business Highlights

●	On June 9, 2022, Vertex won the 2021 Oracle Change Agent Award – Visionary Award for ERP ISV Partner of the Year, recognizing Vertex’s leadership and innovation in tax technology for the Oracle Ecosystem for its excellence in helping customers meet their critical business objectives.

●	On May 23, 2022, Vertex was named a finalist for 2022 SAP Pinnacle Award in the SAP store category, acknowledging Vertex for its contributions as a leading SAP partner that has excelled in developing and growing the partnership and helping customers meet their goals.

Financial Outlook

For the third quarter of 2022, the Company currently expects:

●	Revenues of $121.5 million to $124.0 million, representing growth of 10% to 12% from the third quarter of 2021; and

●	Adjusted EBITDA of $16.5 million to $18.5 million, representing a decrease of $3.4 million to $5.4 million from the third quarter of 2021.

For the full-year 2022, the Company currently expects:

●	Revenues of $480 million to $484 million, representing growth of 13% to 14% from the full-year 2021;
●	Cloud revenue growth of 33% from the full-year 2021; and
●	Adjusted EBITDA of $72 million to $75 million, representing a decrease of $3 million to $6 million from the full-year 2021, reflecting ongoing investments in research and development and selling and marketing expenses to drive growth, as well as investments in internal infrastructure to drive future operating leverage.

The Company is unable to reconcile forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income (loss) for these periods but would not impact Adjusted EBITDA. Such items may include stock-based compensation expense, depreciation and amortization of capitalized software costs and acquired intangible assets, severance, acquisition contingent consideration, transaction costs, and other items. The unavailable information could have a significant impact on the Company’s net income (loss). The foregoing forward-looking statements reflect the Company’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

Conference Call and Webcast Information

Vertex will host a conference call at 8:30 a.m. Eastern Time today, August 9, 2022, to discuss its second quarter 2022 financial results.

Those wishing to participate via webcast should access the call through the Company’s Investor Relations website at https://ir.vertexinc.com. Those wishing to participate via telephone may dial in at 1-877-407-4018 (USA) or 1-201-689-8471 (International). The conference call replay will be available via webcast through the Company’s Investor Relations website.

The telephone replay will be available from 11:30 a.m. Eastern Time on August 9, 2022, through August 23, 2022, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International). The replay passcode will be 13731062.

About Vertex

Vertex, Inc. is a leading global provider of indirect tax solutions. The Company’s mission is to deliver the most trusted tax technology enabling global businesses to transact, comply and grow with confidence. Vertex provides solutions that can be tailored to specific industries for major lines of indirect tax, including sales and consumer use, value added and payroll. Headquartered in North America, and with offices in South America and Europe, Vertex employs over 1,300 professionals and serves companies across the globe.

For more information, visit www.vertexinc.com or follow on Twitter and LinkedIn.

Forward Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: potential effects on our business of the COVID-19 pandemic; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the Securities Exchange Commission (“SEC”), as may be subsequently updated by our other SEC filings. Copies of such filings may be obtained from the Company or the SEC.

All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annual Recurring Revenue (“ARR”)

We derive the vast majority of our revenues from recurring software subscriptions. We believe ARR provides us with visibility to our projected software subscription revenues in order to evaluate the health of our business. Because we recognize subscription revenues ratably, we believe investors can use ARR to measure our expansion of existing customer revenues, new customer activity, and as an indicator of future software subscription revenues. ARR is based on monthly recurring revenues (“MRR”) from software subscriptions for the most recent month at period end, multiplied by twelve. MRR is calculated by dividing the software subscription price, inclusive of discounts, by the number of subscription covered months. MRR only includes direct customers with MRR at the end of the last month of the measurement period. AARPC represents average annual revenue per direct customer and is calculated by dividing ARR by the number of software subscription direct customers at the end of the respective period.

Net Revenue Retention Rate (“NRR”)

We believe that our NRR provides insight into our ability to retain and grow revenues from our direct customers, as well as their potential long-term value to us. We also believe it demonstrates to investors our ability to expand existing customer revenues, which is one of our key growth strategies. Our NRR refers to the ARR expansion during the 12 months of a reporting period for all direct customers who were part of our customer base at the beginning of the reporting period. Our NRR calculation takes into account any revenues lost from departing direct customers or those who have downgraded or reduced usage, as well as any revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes.

Gross Revenue Retention Rate (“GRR”)

We believe our GRR provides insight into and demonstrates to investors our ability to retain revenues from our existing direct customers. Our GRR refers to how much of our MRR we retain each month after reduction for the effects of revenues lost from departing direct customers or those who have downgraded or reduced usage. GRR does not take into account revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes. GRR does not include revenue reductions resulting from cancellations of customer subscriptions that are replaced by new subscriptions associated with customer migrations to a newer version of the related software solution.

Customer Count

The following table shows Vertex direct customers, as well as indirect small business customers sold and serviced through the company’s one-to-many channel strategy:

Customers	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022
Direct	4,175	4,258	4,272	4,242	4,242
Indirect	116	167	206	239	266
Total	4,291	4,425	4,478	4,481	4,508

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and key business metrics described above, we have calculated non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and free cash flow margin, which are each non-GAAP financial measures. We have provided tabular reconciliations of each of these non-GAAP financial measures to its most directly comparable GAAP financial measure.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non-GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies. Our definitions of these non-GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 to be filed with the SEC.

We calculate these non-GAAP financial measures as follows:

●	Non-GAAP cost of revenues, software subscriptions is determined by adding back to GAAP cost of revenues, software subscriptions, the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP cost of revenues, services is determined by adding back to GAAP cost of revenues, services, the stock-based compensation expense included in cost of revenues, services for the respective periods.
●	Non-GAAP gross profit is determined by adding back to GAAP gross profit the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP gross margin is determined by dividing non-GAAP gross profit by total revenues for the respective periods.
●	Non-GAAP research and development expense is determined by adding back to GAAP research and development expense the stock-based compensation expense included in research and development expense for the respective periods.
●	Non-GAAP selling and marketing expense is determined by adding back to GAAP selling and marketing expense the stock-based compensation expense and the amortization of acquired intangible assets included in selling and marketing expense for the respective periods.

●	Non-GAAP general and administrative expense is determined by adding back to GAAP general and administrative expense the stock-based compensation expense and severance expense included in general and administrative expense for the respective periods.
●	Non-GAAP operating income is determined by adding back to GAAP income or loss from operations the stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, severance expense, acquisition contingent consideration, and transaction costs included in GAAP income or loss from operations for the respective periods.
●	Non-GAAP net income is determined by adding back to GAAP net income or loss the income tax benefit or expense, stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, severance expense, acquisition contingent consideration and transaction costs included in GAAP net income or loss for the respective periods to determine non-GAAP income or loss before income taxes. Non-GAAP income or loss before income taxes is then adjusted for income taxes calculated using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5%.
●	Non-GAAP net income per diluted share of Class A and Class B common stock (“Non-GAAP diluted EPS”) is determined by dividing non-GAAP net income by the weighted average shares outstanding of all classes of common stock, inclusive of the impact of dilutive common stock equivalents to purchase such common stock, including stock options, restricted stock awards, restricted stock units and employee stock purchase plan shares.
●	Adjusted EBITDA is determined by adding back to GAAP net income or loss the net interest income or expense, income taxes, depreciation and amortization of property and equipment, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, asset impairments, stock-based compensation expense, severance expense, acquisition contingent consideration and transaction costs included in GAAP net income or loss for the respective periods.
●	Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues for the respective periods.
●	Free cash flow is determined by adjusting net cash provided by (used in) operating activities by purchases of property and equipment and capitalized software additions for the respective periods.
●	Free cash flow margin is determined by dividing free cash flow by total revenues for the respective periods.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Vertex, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	As of June 30,	As of December 31,
(In thousands, except per share data)	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$85,554	$73,333
Funds held for customers	19,935	24,873
Accounts receivable, net of allowance of $8,719 and $9,151, respectively	88,961	76,929
Prepaid expenses and other current assets	22,956	20,536
Investment securities available for sale, current (amortized cost of $6,940 at June 30, 2022)	6,943	—
Total current assets	224,349	195,671
Property and equipment, net of accumulated depreciation	106,526	98,390
Capitalized software, net of accumulated amortization	38,362	33,442
Goodwill and other intangible assets	255,556	272,702
Deferred commissions	12,168	12,555
Deferred income tax asset	31,190	35,298
Operating lease right-of-use assets	19,007	20,249
Other assets	2,592	1,900
Total assets	$689,750	$670,207

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$1,563	$—
Accounts payable	17,710	13,000
Accrued expenses	23,931	22,966
Tax sharing agreement distributions payable	—	536
Customer funds obligations	18,890	23,461
Accrued salaries and benefits	16,223	16,671
Accrued variable compensation	13,480	26,462
Deferred compensation, current	1,844	4,202
Deferred revenue, current	243,815	237,344
Current portion of operating lease liabilities	4,306	3,933
Current portion of finance lease liabilities	2,368	284
Deferred purchase consideration, current	19,955	19,805
Purchase commitment and contingent consideration liabilities, current	4,791	468
Total current liabilities	368,876	369,132
Deferred compensation, net of current portion	129	1,963
Deferred revenue, net of current portion	11,259	11,666
Debt, net of current portion	47,939	—
Operating lease liabilities, net of current portion	22,371	24,320
Finance lease liabilities, net of current portion	39	68
Deferred purchase consideration, net of current portion	9,586	19,419
Purchase commitment and contingent consideration liabilities, net of current portion	7,488	10,829
Deferred other liabilities	1,428	2,726
Total liabilities	469,115	440,123

Stockholders' equity:
Preferred shares, $0.001 par value, 30,000 shares authorized; no shares issued and outstanding	—	—
Class A voting common stock, $0.001 par value, 300,000 shares authorized; 48,316 and 42,286 shares issued and outstanding, respectively	48	42
Class B voting common stock, $0.001 par value, 150,000 shares authorized; 101,307 and 106,807 shares issued and outstanding, respectively	101	107
Additional paid in capital	232,850	222,621
Retained earnings	18,957	24,811
Accumulated other comprehensive loss	(31,321)	(17,497)
Total stockholders' equity	220,635	230,084
Total liabilities and stockholders' equity	$689,750	$670,207

Vertex, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(In thousands, except per share data)	2022	2021	2022	2021

Revenues:
Software subscriptions	$101,088	$89,604	$198,219	$172,884
Services	18,188	15,334	36,041	30,290
Total revenues	119,276	104,938	234,260	203,174
Cost of revenues:
Software subscriptions	36,209	26,829	69,122	52,419
Services	11,920	10,550	23,873	21,893
Total cost of revenues	48,129	37,379	92,995	74,312
Gross profit	71,147	67,559	141,265	128,862
Operating expenses:
Research and development	10,310	11,926	19,943	23,385
Selling and marketing	31,979	24,865	59,431	45,015
General and administrative	30,084	24,865	58,841	49,717
Depreciation and amortization	3,224	2,878	6,184	5,705
Other operating expense, net	(154)	4,483	694	4,354
Total operating expenses	75,443	69,017	145,093	128,176
(Loss) income from operations	(4,296)	(1,458)	(3,828)	686
Interest expense (income), net	724	(385)	718	150
(Loss) income before income taxes	(5,020)	(1,073)	(4,546)	536
Income tax expense (benefit)	500	(1,881)	1,308	(2,560)
Net (loss) income	(5,520)	808	(5,854)	3,096
Other comprehensive loss, net of tax	11,775	3,359	13,824	4,336
Total comprehensive loss	$(17,295)	$(2,551)	$(19,678)	$(1,240)

Net (loss) income attributable to Class A stockholders, basic	$(1,598)	$190	$(1,679)	$644
Net (loss) income per Class A share, basic	$(0.04)	$0.01	$(0.04)	$0.02
Weighted average Class A common stock, basic	43,286	34,726	42,818	30,592
Net (loss) income attributable to Class A stockholders, diluted	$(1,598)	$229	$(1,679)	$811
Net (loss) income per Class A share, diluted	$(0.04)	$0.01	$(0.04)	$0.02
Weighted average Class A common stock, diluted	43,286	44,711	42,818	41,357

Net (loss) income attributable to Class B stockholders, basic	$(3,922)	$618	$(4,175)	$2,452
Net (loss) income per Class B share, basic	$(0.04)	$0.01	$(0.04)	$0.02
Weighted average Class B common stock, basic	106,203	112,804	106,505	116,460
Net (loss) income attributable to Class B stockholders, diluted	$(3,922)	$579	$(4,175)	$2,285
Net (loss) income per Class B share, diluted	$(0.04)	$0.01	$(0.04)	$0.02
Weighted average Class B common stock, diluted	106,203	112,804	106,505	116,460

Vertex, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six months ended
	June 30,
(In thousands)	2022	2021
Cash flows from operating activities:
Net (loss) income	$(5,854)	$3,096
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	30,535	17,697
Provision for subscription cancellations and non-renewals, net of deferred allowance	(611)	994
Amortization of deferred financing costs	106	106
Change in fair value of contingent consideration liability	700	—
Write-off of deferred financing costs	382	—
Stock-based compensation expense	9,127	12,828
Deferred income tax (benefit) provision	(88)	(2,812)
Non-cash operating lease costs	1,534	1,867
Other	552	66
Changes in operating assets and liabilities:
Accounts receivable	(10,900)	10,993
Prepaid expenses and other current assets	(3,124)	(3,396)
Deferred commissions	387	198
Accounts payable	4,732	2,515
Accrued expenses	685	(5,707)
Accrued and deferred compensation	(17,550)	(8,301)
Deferred revenue	6,288	(1,220)
Operating lease liabilities	(1,868)	(2,532)
Other	(457)	73
Net cash provided by operating activities	14,576	26,465
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(474)	(193,591)
Property and equipment additions	(27,827)	(15,888)
Capitalized software additions	(5,926)	(5,125)
Purchase of investment securities, available for sale	(6,943)	—
Net cash used in investing activities	(41,170)	(214,604)
Cash flows from financing activities:
Net increase (decrease) in customer funds obligations	(4,571)	22,227
Proceeds from term loan	50,000	—
Payments for deferred financing costs	(983)	—
Payments for taxes related to net share settlement of stock-based awards	(489)	(10,715)
Proceeds from exercise of stock options	718	391
Distributions under Tax Sharing Agreement	(536)	(2,700)
Payments of finance lease liabilities	(49)	(685)
Payments for deferred purchase commitments	(10,000)	—
Net cash provided by financing activities	34,489	8,740
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(612)	(221)
Net increase (decrease) in cash, cash equivalents and restricted cash	7,283	(179,620)
Cash, cash equivalents and restricted cash, beginning of period	98,206	312,273
Cash, cash equivalents and restricted cash, end of period	$105,489	$132,653
Reconciliation of cash, cash equivalents and restricted cash to the Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$85,554	$101,593
Restricted cash—funds held for customers	19,935	31,060
Total cash, cash equivalents and restricted cash, end of period	$105,489	$132,653

Summary of Non-GAAP Financial Measures

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2022	2021	2022	2021
Non-GAAP cost of revenues, software subscriptions	$23,344	$20,340	$46,114	$39,465
Non-GAAP cost of revenues, services	$11,645	$9,928	$23,192	$20,677
Non-GAAP gross profit	$84,287	$74,670	$164,954	$143,032
Non-GAAP gross margin	70.7%	71.2%	70.4%	70.4%
Non-GAAP research and development expense	$9,812	$11,355	$19,331	$22,253
Non-GAAP selling and marketing expense	$28,559	$23,346	$54,190	$42,125
Non-GAAP general and administrative expense	$28,285	$20,821	$54,524	$41,601
Non-GAAP operating income	$14,561	$16,309	$30,738	$31,666
Non-GAAP net income	$10,309	$12,437	$22,365	$23,479
Non-GAAP diluted EPS	$0.06	$0.08	$0.14	$0.15
Adjusted EBITDA	$17,785	$19,187	$36,922	$37,371
Adjusted EBITDA margin	14.9%	18.3%	15.8%	18.4%
Free cash flow	$(4,987)	$16,833	$(19,177)	$5,452
Free cash flow margin	(4.2)%	16.0%	(8.2)%	2.7%

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in thousands)	2022	2021	2022	2021
Non-GAAP Cost of Revenues, Software Subscriptions:
Cost of revenues, software subscriptions	$36,209	$26,829	$69,122	$52,419
Stock-based compensation expense	(479)	(572)	(925)	(1,132)
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	(12,386)	(5,917)	(22,083)	(11,822)
Non-GAAP cost of revenues, software subscriptions	$23,344	$20,340	$46,114	$39,465

Non-GAAP Cost of Revenues, Services:
Cost of revenues, services	$11,920	$10,550	$23,873	$21,893
Stock-based compensation expense	(275)	(622)	(681)	(1,216)
Non-GAAP cost of revenues, services	$11,645	$9,928	$23,192	$20,677

Non-GAAP Gross Profit:
Gross profit	$71,147	$67,559	$141,265	$128,862
Stock-based compensation expense	754	1,194	1,606	2,348
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	12,386	5,917	22,083	11,822
Non-GAAP gross profit	$84,287	$74,670	$164,954	$143,032

Non-GAAP Gross Margin:
Total Revenues	$119,276	$104,938	$234,260	$203,174
Non-GAAP gross margin	70.7%	71.2%	70.4%	70.4%

Non-GAAP Research and Development Expense:
Research and development expense	$10,310	$11,926	$19,943	$23,385
Stock-based compensation expense	(498)	(571)	(612)	(1,132)
Non-GAAP research and development expense	$9,812	$11,355	$19,331	$22,253

Non-GAAP Selling and Marketing Expense:
Selling and marketing expense	$31,979	$24,865	$59,431	$45,015
Stock-based compensation expense	(1,401)	(1,433)	(2,973)	(2,720)
Amortization of acquired intangible assets – selling and marketing expense	(2,019)	(86)	(2,268)	(170)
Non-GAAP selling and marketing expense	$28,559	$23,346	$54,190	$42,125

Non-GAAP General and Administrative Expense (1):
General and administrative expense	$30,084	$24,865	$58,841	$49,717
Stock-based compensation expense	(1,541)	(3,087)	(3,936)	(6,628)
Severance expense	(258)	(957)	(381)	(1,488)
Non-GAAP general and administrative expense	$28,285	$20,821	$54,524	$41,601

(1) The six month period ended June 30, 2021 includes $150 of transaction costs previously presented as a component of general and administrative expenses that was reclassified to other operating expense, net, in the condensed consolidated statement of comprehensive loss.

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2022	2021	2022	2021
Non-GAAP Operating Income:
(Loss) income from operations	$(4,296)	$(1,458)	$(3,828)	$686
Stock-based compensation expense	4,194	6,285	9,127	12,828
Depreciation and amortization of capitalized software and acquired intangible assets - cost of subscription revenues	12,386	5,917	22,083	11,822
Amortization of acquired intangible assets – selling and marketing expense	2,019	86	2,268	170
Severance expense	258	957	381	1,488
Acquisition contingent consideration	—	—	700	—
Transaction costs	—	4,522	7	4,672
Non-GAAP operating income	$14,561	$16,309	$30,738	$31,666

Non-GAAP Net Income:
Net (loss) income	$(5,520)	$808	$(5,854)	$3,096
Income tax (benefit) expense	500	(1,881)	1,308	(2,560)
Stock-based compensation expense	4,194	6,285	9,127	12,828
Depreciation and amortization of capitalized software and acquired intangible assets - cost of subscription revenues	12,386	5,917	22,083	11,822
Amortization of acquired intangible assets – selling and marketing expense	2,019	86	2,268	170
Severance expense	258	957	381	1,488
Acquisition contingent consideration	—	—	700	—
Transaction costs	—	4,522	7	4,672
Non-GAAP income before income taxes	13,837	16,694	30,020	31,516
Income tax adjustment at statutory rate	(3,528)	(4,257)	(7,655)	(8,037)
Non-GAAP net income	$10,309	$12,437	$22,365	$23,479

Non-GAAP Diluted EPS:
Non-GAAP net income	$10,309	$12,437	$22,365	$23,479
Weighted average Class A and B common stock, diluted	158,803	157,515	158,460	157,817
Non-GAAP diluted EPS	$0.06	$0.08	$0.14	$0.15

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2022	2021	2022	2021
Adjusted EBITDA:
Net (loss) income	$(5,520)	$808	$(5,854)	$3,096
Interest expense (income), net	724	(385)	718	150
Income tax expense (benefit)	500	(1,881)	1,308	(2,560)
Depreciation and amortization - property and equipment	3,224	2,878	6,184	5,705
Depreciation and amortization of capitalized software and acquired intangible assets - cost of subscription revenues	12,386	5,917	22,083	11,822
Amortization of acquired intangible assets - selling and marketing expense	2,019	86	2,268	170
Stock-based compensation expense	4,194	6,285	9,127	12,828
Severance expense	258	957	381	1,488
Acquisition contingent consideration	—	—	700	—
Transaction costs	—	4,522	7	4,672
Adjusted EBITDA	$17,785	$19,187	$36,922	$37,371

Adjusted EBITDA Margin:
Total revenues	$119,276	$104,938	$234,260	$203,174
Adjusted EBITDA margin	14.9%	18.3%	15.8%	18.4%

	Three months ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2022	2021	2022	2021
Free Cash Flow:
Cash provided by operating activities	$11,981	$29,430	$14,576	$26,465
Property and equipment additions	(13,954)	(9,693)	(27,827)	(15,888)
Capitalized software additions	(3,014)	(2,904)	(5,926)	(5,125)
Free cash flow	$(4,987)	$16,833	$(19,177)	$5,452

Free Cash Flow Margin:
Total revenues	$119,276	$104,938	$234,260	$203,174
Free cash flow margin	(4.2)%	16.0%	(8.2)%	2.7%

Investor Relations Contact:
Joe Crivelli

Vertex, Inc.

ir@vertexinc.com

Media Contact:

Marisa Norris

Vertex, Inc.

mediainquiries@vertexinc.com